CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A of The Elite Group and to the use of our report dated October 15, 2002 on the financial statements and financial highlights of The Elite Growth and Income Fund and The Elite Income Fund, each a series of shares of The Elite Group. Such financial statements and financial highlights appear in the 2002 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.




                                               /s/ Tait, Weller & Baker
                                               --------------------------------
                                               TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
JANUARY 28, 2003